                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported)
                               January 23, 1998

                           GOTHIC ENERGY CORPORATION
                        Commission file number 0-19753

An Oklahoma Corporation                             IRS Employer No. 22-2663839


                              5727 S. Lewis Ave.
                          Tulsa, Oklahoma 74105-7148
                        Telephone Number (918) 749-5666


        The undersigned hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated
January 23, 1998, as set forth in the pages attached hereto:


                   Item 7. Financial Statements and Exhibits

                                  FORM 8-K/A

                           GOTHIC ENERGY CORPORATION

                               TABLE OF CONTENTS


Item 7.    Financial Statements and Exhibits
           ---------------------------------

       (a) Financial Statements of Business Acquired

           Set forth below are the financial statements appearing in this report:

                                                                     Page in
           Amoco Properties                                        This Report
           --------------------------------------------------------------------

           Report of Independent Accountants                           F-1
           Historical Schedule of Gross Revenues
            and Direct Lease Operating Expenses of the
            Amoco Properties for the Years Ended
            December 31, 1996 and 1997                                 F-2
           Notes to the Historical Schedule of Gross
            Revenues and Direct Lease Operating
            Expenses of the Amoco Properties                           F-3


       (b) Pro Forma Financial Information - Gothic Energy Corporation

           Set forth below is the pro forma financial information appearing in this report:

           Unaudited Pro Forma Combined Condensed Statement
            of Operations for the Year Ended December 31, 1997         P-1
           Unaudited Pro Forma Combined Condensed Balance
            Sheet as of December 31, 1997                              P-2
           Notes to the Unaudited Pro Forma Combined Condensed
            Financial Statements                                       P-3

       (c) Exhibits - Consent of Independent Accountants

                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        GOTHIC ENERGY CORPORATION


APRIL 8, 1998                           BY: /S/ MICHAEL PAULK
                                           ----------------------------
                                           MICHAEL PAULK
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

       (a) Financial Statements of Business Acquired


                      REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors
Gothic Energy Corporation

 We have audited the accompanying historical schedule of gross revenues and direct lease operating expenses of the Amoco Properties, as defined in Note 1, (the "Schedule") for the years ended December 31, 1996 and 1997. The Schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the Schedule based on our audits.

 We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Schedule is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Schedule. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Schedule. We believe that our audits provide a reasonable basis for our opinion.

 The accompanying historical schedule of gross revenues and direct lease operating expenses of the Amoco Properties was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K/A of Gothic Energy dated January 23, 1998, as described in Note 2 and is not intended to be a complete presentation of Amoco Properties' revenues and expenses.

 In our opinion, the Schedule referred to above presents fairly, in all material respects, the gross revenues and direct lease operating expenses described in
Note 2 of the Amoco Properties for the years ended December 31, 1996 and 1997, in conformity with generally accepted accounting principles.

                                            COOPERS & LYBRAND L.L.P.

Tulsa, Oklahoma
March 4, 1998

                           GOTHIC ENERGY CORPORATION

            HISTORICAL SCHEDULE OF GROSS REVENUES AND DIRECT LEASE

                  OPERATING EXPENSES OF THE AMOCO PROPERTIES
                                (In thousands)


                                                            FOR THE YEAR ENDED
                                                                 DECEMBER 31,
                                                             -----------------
                                                              1996       1997
                                                             -------    ------
Gross revenues.............................................  $50,005   $57,475
Direct lease operating expenses............................   10,051     9,295
                                                              ------    ------
Excess of gross revenues over
 direct lease operating expenses ..........................  $39,954   $48,180
                                                             =======    ======



         The accompanying notes are an integral part of this schedule.

                           GOTHIC ENERGY CORPORATION

                     NOTES TO THE HISTORICAL SCHEDULE OF
              GROSS REVENUES AND DIRECT LEASE OPERATING EXPENSES
                            OF THE AMOCO PROPERTIES

1. THE PROPERTIES

        On January 23, 1998, Gothic Energy Corporation ("Gothic") purchased from Amoco Production Company, a subsidiary of Amoco Corporation, natural gas producing properties located in the Anadarko and Arkoma basins of Oklahoma (the "Amoco Acquisition"). The consideration paid consisted of $237.5 million in cash, subject to certain post-closing adjustments, warrants to purchase 1.5 million shares of Gothic's common stock exercisable at $3.00 per share, which were valued by Gothic at $1.2 million, and the transfer of certain producing properties owned by Gothic having a value of less than $1.8 million. The purchase had an effective date of December 1, 1997. The Amoco Acquisition involved interests in 821 gross wells, including operation of 291 of the properties and approximately 240.0 Bcfe of proved reserves with a PV-10 of approximately $230.1 million as of December 31, 1997.

2. BASIS OF PRESENTATION

        The schedule presents the historical gross revenues and direct lease operating expenses related to the productive properties acquired. Expenses such as depreciation, depletion and amortization, general and administrative expenses and income taxes have not been included in the schedule.

3. SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED)

        ESTIMATED QUANTITIES--Oil and natural gas reserves cannot be measured exactly. Estimates of oil and natural gas reserves require extensive judgments of reservoir engineering data and are generally less precise than other estimates made in connection with financial disclosures.

        Proved reserves are those quantities which, upon analysis of geological and engineering data, appear with reasonable certainty to be recoverable in the future from known oil and natural gas reservoirs under existing economic and operating conditions. Proved developed reserves are those reserves which can be expected to be recovered. Undeveloped reserves are those reserves which are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required.

        Estimated quantities of proved oil and natural gas reserves acquired from Amoco at December 31, 1997 (the date at which the most recent reserve report was available) were (in thousands):

        Proved Reserves:        Oil (Mbbls)      1,361
                                Gas (Mmcf)     231,795
        Proved Developed
         Reserves:              Oil (Mbbls)        980
                                Gas (Mmcf)     182,332

        STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS OF PROVED OIL AND GAS RESERVES ("SMOG")--Estimates of oil and natural gas reserves require extensive judgments of reservoir engineering data as explained above. Assigning monetary values to such estimates does not reduce the subjectivity and changing nature of such reserve estimates. Indeed, the uncertainties inherent in the disclosure are compounded by applying additional estimates of the rates and timing of production and the costs that will be incurred in developing and producing the reserves. The information set forth herein is therefore subjective and, since judgments are involved, may not be comparable to estimates submitted by other oil and natural gas producers. In addition, since prices and costs do not remain static and no price or cost escalations or de-escalations have been considered, the results are not necessarily indicative of the estimated fair market value of estimated proved reserves nor of estimated future cash flows. Accordingly, these estimates are expected to change as future information becomes available.

                           GOTHIC ENERGY CORPORATION

                      NOTES TO THE HISTORICAL SCHEDULE OF
              GROSS REVENUES AND DIRECT LEASE OPERATING EXPENSES
                     OF THE AMOCO PROPERTIES--(CONTINUED)

3. SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED)--CONTINUED

        Future net cash inflows are based on the future production of proved reserves of crude oil and natural gas as estimated by independent petroleum engineers by applying current prices of oil and natural gas to estimated future production of proved reserves. Prices used in determining future cash inflows for oil and natural gas as of December 31, 1997, were $17.30 per barrel and $2.30 per mcf, respectively.

        Future net cash flows are then calculated by reducing such estimated cash inflows by the estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves and by the estimated future income taxes. Estimated future income taxes are computed by applying the appropriate year-end tax rate to the future pretax net cash flows relating to the estimated proved oil and gas reserves. The estimated future income taxes give effect to permanent differences and tax credits and allowances.

        The SMOG is based on criteria established by Financial Accounting Standards Statement No. 69, "Accounting for Oil and Gas Producing Activities" and is not intended to be a "best estimate" of the fair value of the acquired oil and gas properties. For this to be the case, forecasts of future economic conditions, varying price and cost estimates, varying discount rates and consideration of other than proved reserves (i.e., probable reserves), would have to be incorporated into the valuations.

        Included in the estimated standardized measure of future cash flows are certain capital projects. Gothic estimates the capital required to develop undeveloped oil and natural gas reserves relating to the acquired Amoco Properties over the next two years to be approximately $28.2 million, including $14.7 million during the year ending December 31, 1998. The SMOG for the acquired properties is as follows (in thousands):


Future cash flows...............................................................      $ 550,642
Future production costs and development costs...................................       (144,341)
Future income tax expense.......................................................        (64,144)
                                                                                      ---------
Future net cash flows...........................................................        342,157
10% annual discount for estimated timing of cash flows..........................       (148,406)
                                                                                      ---------
Standardized measure of discounted future net cash flows relating to
 proved oil and natural gas reserves............................................      $ 193,751
                                                                                      =========

       (b) PRO FORMA FINANCIAL INFORMATION -- GOTHIC ENERGY CORPORATION

                           GOTHIC ENERGY CORPORATION
        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1997
                   (In thousands, except per share amounts)

                                     HISTORICAL                    PRO FORMA
                          --------------------------------- ----------------------
                                                             AMOCO ACQUISITION
                                                            ----------------------
                                        1997
                          GOTHIC   ACQUISITIONS(a) AMOCO(b) ADJUSTMENTS   COMBINED
Revenues:
 Natural gas and oil
  sales.................  $17,418      $3,380      $56,809    $   --      $77,607
 Gas system revenue.....    4,562         --           --      (4,562)(c)     --
 Well operations........    1,283         301          745                  2,329
                          -------      ------      -------    -------     -------
 Total revenues.........   23,263       3,681       57,554     (4,562)     79,936
                          -------      ------      -------    -------     -------
Costs and expenses:
 Lease operating
  expense...............    6,860       1,019        9,424        --       17,303
 Gas system expense.....    3,501         --           --      (3,501)(c)     --
 Depreciation, depletion
  and amortization......    5,791         --           --      25,994 (d)  31,785
 General and
  administrative
  expense...............    2,318         --           --         600 (e)   2,918
                          -------      ------      -------    -------     -------
 Operating income.......    4,793       2,662       48,130    (27,655)     27,930
                          -------      ------      -------    -------     -------
Other income (expense):
 Interest and
  amortization of debt
  issue costs...........   (8,800)        --           --     (24,194)(f) (32,994)
 Interest and other
  income................      330         --           --         --          330
                          -------      ------      -------    -------     -------
 Net other
  income (expense).......  (8,470)        --           --     (24,194)    (32,664)
 Income (loss) before
  extraordinary item....   (3,677)      2,662       48,130    (51,849)     (4,734)
                          -------      ------      -------    -------     -------
 Preferred dividends:
  Cash..................      264                                             264
  Non cash..............      --                                            5,180(g)
 Amortization of
  discount..............      --                                            1,248(g)
                          -------                                        --------
 Income (loss) before
  extraordinary item
  available for common
  shares................  $(3,941)                                       $(11,426)
                          =======                                        ========
 Income (loss) before
  extraordinary item per
  common share..........  $ (0.28)                                       $  (0.82)
                          =======                                        ========
 Weighted average shares
  outstanding (both
  basic and diluted)....   14,019                                          14,019
                          =======                                        ========

    The accompanying notes are an integral part of the unaudited pro forma combined condensed financial statements.

                           GOTHIC ENERGY CORPORATION
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                            AS OF DECEMBER 31, 1997
                        (In thousands, except par value)


                                              PRO FORMA
                         HISTORICAL   -------------------------
                           GOTHIC      ADJUSTMENTS   COMBINED
ASSETS
Current assets:
 Cash and cash
  equivalents...........  $ 16,722     $  20,900 (1) $  6,199
                                          (6,850)(2)
                                         187,909 (3)
                                        (212,482)(4)
 Available-for-sale
  investments...........       406           --           406
 Natural gas and oil
  receivables...........     3,200          (356)(5)    2,844
 Receivable from
  officers and
  employees.............        82           --            82
 Other..................        78         1,800 (3)    1,878
                          --------     ---------     --------
   Total current
    assets..............    20,488        (9,079)      11,409
                          --------     ---------     --------
Property and equipment:
 Natural gas and oil
  properties on full
  cost method:
  Properties being
   amortized............    94,168       239,936 (4)  334,104
  Unproved properties
   not subject to
   amortization.........     2,103           --         2,103
 Deposit for natural gas
  and oil property
  acquisition...........    23,750       (23,750)(4)      --
 Gas gathering and
  processing system.....     5,404           467 (4)      --
                                          (5,404)(5)
                                            (467)(5)
 Equipment, furniture
  and fixtures..........       558           --           558
 Accumulated
  depreciation,
  depletion and
  amortization..........    (9,456)          227 (5)   (9,229)
                          --------     ---------     --------
 Property and equipment,
  net...................   116,527       211,009      327,536
Other assets, net.......     1,360         2,975 (3)    7,407
                                           3,072 (4)
Note receivable from
 officer and director...       167           --           167
                          --------     ---------     --------
   Total assets.........  $138,542     $ 207,977     $346,519
                          ========     =========     ========

                                             PRO FORMA
                         HISTORICAL   ------------------------
                           GOTHIC     ADJUSTMENTS     COMBINED
LIABILITIES AND STOCKHOLDERS'
 EQUITY
 Current liabilities:
 Accounts payable and
  accrued liabilities...  $  7,834     $    --        $  7,834
 Current portion of
  long-term debt........       --        82,000 (3)     78,500
                                         (3,500)(5)
                          --------     --------       --------
 Total current
  liabilities...........     7,834       78,500         86,334
 Long-term debt:
 12 1/4% Senior Notes,
  net...................    93,954          --          93,954
 Senior Secured Notes...       --           --             --
 Senior Secured Discount
  Notes.................       --           --             --
 Existing Credit
  Facility..............    23,750      110,684 (3)    131,934
                                         (2,500)(5)
                          --------     --------       --------
 Total long-term debt,
  net...................   117,704      108,184        225,888
 Gas imbalance
  liability.............       551        6,088 (4)      6,639
 Series A redeemable
  preferred stock, par
  value $.05, 37,000
  shares................       --        20,900 (1)     33,909
                                         13,950 (2)
                                           (941)(6)
 Stockholders' equity:
 Series B preferred
  stock, par value
  $0.05, authorized
  500,000 shares; issued
  and outstanding -0-
  and 50,000 shares.....       --           --             --
 Less: Unamortized
  discount..............       --           --             --
 Common stock, par value
  $.01, authorized
  100,000,000 shares;
  issued and outstanding
  16,261,640 shares.....       162          --             162
 Additional paid in
  capital...............    36,043        1,155 (4)     38,139
                                            941 (6)
 Stockholder note
  receivable............      (169)         --            (169)
 Accumulated deficit....   (23,462)     (20,800)(2)    (44,262)


 Unrealized loss on
  available-for-sale
  investments...........      (121)         --            (121)
                          --------     --------       --------
 Total stockholders'
  equity................    12,453      (18,704)        (6,251)
                          --------     --------       --------
 Total liabilities and
  stockholders' equity..  $138,542     $207,977       $346,519
                          ========     ========       ========

The accompanying notes are an integral part of the unaudited pro forma combined condensed financial statements.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                        CONDENSED FINANCIAL STATEMENTS

NOTE 1--THE PROPERTIES

  On January 23, 1998, Gothic purchased from Amoco, with an effective date of December 1, 1997, various working interests in a total of 821 natural gas and oil producing properties located in the Anadarko and Arkoma basins of Oklahoma. Gothic operates 291 of the properties. The purchase price for the properties acquired was $237.5 million in cash, subject to certain post-closing adjustments, plus five-year warrants to purchase 1.5 million shares of Gothic's Common Stock at a per share exercise price of $3.00. The estimated fair value of the warrants at the date of acquisition was approximately $1.2 million. In addition, Gothic transferred certain properties to Amoco valued at approximately $1.8 million.

NOTE 2--FINANCING

  The $237.5 million purchase price for the Amoco Acquisition, together with loan and consent fees totaling $27.7 million, was financed as follows: (i) $216.4 million of borrowings under Gothic's credit facility with Bank One Texas, N.A. (the "Credit Facility"), which included $156.4 million under a three-year revolving loan and a $60.0 million bridge loan, (ii) $37.0 million in proceeds from an offering of Gothic's Series A Preferred Stock and (iii) $11.8 million from Gothic's working capital.

  Gothic incurred $4.8 million in financing costs associated with the Credit Facility, fees of $5.8 million paid in cash and $15.0 million paid in Series A Preferred Stock and warrants for amendments to the terms of Gothic's 12 1/4% Senior Notes which were issued in September 1997 and $2.1 million in offering costs associated with the sale of 37,000 shares of Series A Preferred Stock.

NOTE 3--BASIS OF PRESENTATION

  The accompanying unaudited pro forma combined condensed statements of operations and the balance sheet are presented to reflect the consummation of various acquisitions made by Gothic in 1997 (the "1997 Acquisitions"), as discussed below, and the Amoco Acquisition and related financings, as if these transactions had occurred at January 1, 1997 for purposes of the statement of operations and as of December 31, 1997 for purposes of the balance sheet, and may not be indicative of the results that would have occurred if the transactions had been effective on the dates indicated or of the results that may be obtained in the future. The accompanying unaudited pro forma combined condensed statement of operations and balance sheet should be read in conjunction with the historical consolidated financial statements and notes to consolidated financial statements of Gothic for the year ended December 31, 1997, and the Historical Schedule of Gross Revenues and Direct Lease Operating Expenses of the Amoco Properties for the year ended December 31, 1997.


  Other 1997 acquisitions made by Gothic include the acquisition from two affiliates of HS Resources, Inc. ("HS") of various working interests in oil and natural gas properties in September 1997 (the "HS Acquisition") as well as the acquisition of interests in oil and natural gas properties and in a gas gathering system in February 1997 from Norse Exploration, Inc., and Norse Pipeline, Inc., (the "Norse Acquisition") and from H. Huffman & Company (the "Huffman Acquisition"), as well as the acquisition of interests in oil and gas properties in February 1997 from Horizon Gas Partners, L.P. (the "Horizon Acquisition").

NOTE 4--PRO FORMA ADJUSTMENTS

  The accompanying unaudited pro forma combined condensed statement of operations includes the following adjustments:

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                  CONDENSED FINANCIAL STATEMENTS--(CONTINUED)

    (a) Reflects the historical revenues and lease operating expenses of the properties acquired during 1997 for the allocable portion of 1997 not included in Gothic's historical 1997 financial statements. The 1997 Acquisitions' allocable results include properties acquired from Fina Oil and Chemical Company for three months, properties acquired from Kerr-McGee Corporation for seven months, and the properties acquired from HS Resources, Inc. for eight months. The 1997 Acquisitions also reflect a deduction for revenues and lease operating expenses associated with certain properties sold in November 1997.

    (b) Reflects the historical revenues and lease operating expenses during 1997 of the properties acquired in the Amoco Acquisition, net of the historical revenues and lease opening expenses related to the properties transferred to Amoco and the results of operations of the Amoco gas gathering systems which were concurrently sold.

    (c) Reflects the elimination of the results of operations of the Sycamore gas gathering system which was sold concurrently with the Amoco Acquisition.

    (d) Depreciation, depletion and amortization ("DD&A") was calculated using a DD&A rate based on production for 1997, and estimated reserves at the beginning of 1997, under the full cost method of accounting for natural gas and oil properties, after giving effect to the Amoco Acquisition.

    (e) Reflects estimated additional general and administrative costs associated with operating the assets acquired in the Amoco Acquisition.

    (f) Adjustment to interest expense to reflect the debt incurred associated with the expanded credit facility used to finance the Amoco Acquisition and amortization of debt issuance costs in connection therewith.

    (g) Reflects the payment-in-kind dividends and amortization of the excess of the redemption amount over the carrying value associated with the 37,000 shares of Series A Preferred Stock. The payment-in-kind dividends reflect the original stated amount of 14%, however this rate can increase 1% each quarter until repaid if certain conditions are not met.

  The accompanying unaudited pro forma combined balance sheets include the following adjustments:

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                  CONDENSED FINANCIAL STATEMENTS--(CONTINUED)


    (1) Reflects the net proceeds of $20.9 million related to 22,000 shares of Gothic's Series A Preferred Stock issued in January 1998 for $1,000 per share, net of offering costs of $1.1 million.

    (2) Reflects the payment of cash and issuance of 15,000 shares of Series A Preferred Stock for consent fees related to the 12 1/4% Senior Notes and placement fees related to 15,000 shares of Series A Preferred Stock.

    (3) Reflects the borrowings under the Credit Facility of $132.7 million, the bridge loan of $60.0 million and the application of the proceeds to cash for $187.9 million and loan fees of $4.7 million.

    (4) Adjustment to reflect the Amoco Acquisition for $239.9 million, including estimated post closing adjustments, and the estimated fair value of $1.2 million for a warrant issued to Amoco to purchase 1.5 million shares of Gothic's common stock and adjustments to the purchase price for gas balancing adjustments.

    (5) Reflects the sale of the Sycamore gas gathering system and gas gathering systems acquired from Amoco and application of the proceeds to reduce debt.

    (6) Reflects the issuance of warrants to purchase 1,175,778 shares of Gothic's Common Stock in connection with the sale of the Series A Preferred Stock.